EXHIBIT 10.2
EXECUTION VERSION
AMENDMENT NO. 1 dated as of June 29, 2020 (this “Amendment”), to the Senior Secured Credit Agreement dated as of June 15, 2020 (the “Credit Agreement”), by and among BLACKSTONE / GSO SECURED LENDING FUND, a Delaware statutory trust (the “Borrower”), each of the Lenders from time to time party thereto and CITIBANK, N.A., as Administrative Agent.
WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein and the Lenders party hereto, constituting the Required Lenders, and the Administrative Agent have agreed so to amend such provisions of the Credit Agreement;
NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.
SECTION 2. Amendment. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement shall without further action be amended as follows:
(a)The Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.
(b)Exhibit B to the Credit Agreement is hereby amended and restated in its entirety with the new Exhibit B attached as Exhibit B hereto.
SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that:
(a)This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)The representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Amendment Effective Date (as

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defined below), or, as to any such representation or warranty that refers to a specific date, as of such specific date.
(c)As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.
SECTION 4. Effectiveness of Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have executed this Amendment and shall have received counterparts hereof duly executed and delivered by the Borrower and the Lenders constituting the Required Lenders. The Administrative Agent shall promptly notify the Borrower and the Lenders in writing of the Amendment Effective Date and such notice shall be conclusive and binding absent manifest error.
SECTION 5. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, in each case, to the extent provided in Section 9.03(a) of the Credit Agreement.
SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Bank or the Lenders under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.
SECTION 7. Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf email transmittal) shall be effective as delivery of a manually executed counterpart of this Amendment. Section 9.06(b) of the Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein.

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SECTION 8. Governing Law; Consent to Jurisdiction, Etc. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply, mutatis mutandis, to this Amendment as if set forth in full herein. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers or representatives as of the date first above written.

BLACKSTONE / GSO SECURED LENDING FUND
By:	/s/ Brad Marshall
Name: Brad Marshall
Title: Chief Executive Officer

CITIBANK, N.A., as Administrative Agent and Lender,
By:	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Authorized Signatory
[Signature Page to Blackstone / GSO Secured Lending Fund Amendment No. 1]

To approve this Amendment:

Goldman Sachs Bank USA
By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Signature Page to Blackstone / GSO Secured Lending Fund Amendment No. 1]

EXECUTION VERSION

To approve this Amendment:

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Shane Klein
Name: Shane Klein
Title: Managing Director

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EXECUTION VERSION

To approve this Amendment:

STATE STREET BANK AND TRUST COMPANY
By:	/s/ John Doherty
Name: John Doherty
Title: Vice President

For any institution requiring a second signature line:

By:
Name:
Title:

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EXECUTION VERSION

To approve this Amendment:

BARCLAYS BANK PLC
By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

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EXECUTION VERSION

To approve this Amendment:

SOCIETE GENERALE
By:	/s/ Scott Phillips
Name: Scott Phillips
Title: Managing Director

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~~EXECUTION VERSION~~EXHIBIT A

SENIOR SECURED CREDIT AGREEMENT
dated as of June 15, 2020
as amended by that certain Amendment No. 1 to the Senior Secured Credit Agreement dated as of June 29, 2020 between

BLACKSTONE / GSO SECURED LENDING FUND

The LENDERS Party Hereto and
CITIBANK, N.A.
as Administrative Agent

$550,000,000
CITIBANK, N.A., GOLDMAN SACHS BANK USA
STATE STREET BANK AND TRUST COMPANY SUMITOMO MITSUI BANKING CORPORATION

as Joint Bookrunners and Joint Lead Arrangers

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SENIOR SECURED CREDIT AGREEMENT dated as of June 15, 2020 (this “Agreement”), among BLACKSTONE / GSO SECURED LENDING FUND, the LENDERS party hereto, and CITIBANK, N.A., as Administrative Agent.
The Borrower has requested that the Lenders provide the credit facilities described herein under this Agreement on the terms specified herein to, inter alia, extend credit to the Borrower in an initial aggregate principal or face amount not exceeding $550,000,000 at any one time outstanding. The Lenders are prepared to extend credit on the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:
ARTICLE I DEFINITIONS
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2020 Senior Unsecured Notes” means the senior unsecured notes to be issued by the Borrower on or before December 31, 2020, and having a three-year maturity.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Debt Amount” means, as of any date, the greater of (a) $50,000,000 and (b) an amount equal to 5% of Shareholders’ Equity.
“Adjusted LIBO Rate” means with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to the product of (a) the LIBO Rate for Dollars for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided, that, if the Adjusted LIBO Rate shall be less than zero (0.00%), such rate shall be deemed to be zero (0.00%) for purposes of this Agreement.
“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance Rate” has the meaning assigned to such term in Section 5.13.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

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“Commitment” means, collectively, the Term Commitments and the Revolving Commitments.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e). “Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e). “Commitment Termination Date” means June 15, 2024.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a subsidiary substantially all the assets of which consist of debt or equity in Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary described in clause (i) or (ii) of this definition.
“Covered Debt Amount” means, on any date, (a) all of the Credit Exposures of all Lenders on such date plus (b) the aggregate amount of outstanding Permitted Indebtedness and Special Longer Term Unsecured Indebtedness on such date plus (c) the aggregate amount of any Indebtedness incurred pursuant to Sections 6.01(g) ~~and~~, 6.01(i) and 6.01(m) (including, for the avoidance of doubt, but subject to the provisos below, the 2020 Senior Unsecured Notes) minus (d) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(l) or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion; provided that the aggregate principal amount of all Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness (other than Excess Special Longer Term Unsecured Indebtedness) and 50% of all then outstanding Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness) shall be excluded from the calculation of the Covered Debt Amount, in each case, to the extent then outstanding, until the date that is nine (9) months prior to the scheduled maturity date of such Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness), as applicable; provided that to the extent, but only to the extent, any portion of such Unsecured Indebtedness, Special Longer Term Unsecured Indebtedness or Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness) is subject to a contractually scheduled amortization payment, other principal payment or redemption (other

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than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, but only to the extent of such portion, such portion shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (i) nine (9)
statements of operations, changes in net assets and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, the absence of footnotes and as otherwise described therein;
(c)concurrently with any delivery of financial statements under clause (a) or (b) of this Section 5.01, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and is continuing during the applicable period and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), 6.01(g), 6.01(i), 6.01(m), 6.02(d), 6.02(e), 6.03(c), 6.03(d), 6.03(e), 6.03(h), 6.03(i), 6.04(i), 6.04(j), 6.05(b), 6.05(d), 6.05(e), 6.07 and 6.12(c) or, if not in compliance, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) to the extent not previously disclosed on a Form 10-K or Form 10-Q previously filed with the SEC, stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by the Borrower of such change on the financial statements accompanying such certificate;
(d)as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, a Borrowing Base Certificate as at the last day of such accounting period presenting (i) the Borrower’s computation (and including the rationale for any industry reclassification) of the Borrowing Base, (ii) the ratio of the Gross Borrowing Base to the Combined Revolving Debt Amount (showing the components of the Credit Exposure and the amount of such LC Exposures), (iii) (A) the quantity sold of any Portfolio Investment previously included in the Borrowing Base in such accounting period, (B) the value assigned to each such Portfolio Investment as of the prior accounting period, (C) the weighted average sale price of each such Portfolio Investment sold and (D) the variance between (B) and (C) and (iv) the aggregate amount of all accrued paid-in-kind interest and all paid-in-kind interest collected, in each case, during such accounting period on Portfolio Investments included in the Borrowing Base;
(e)promptly but no later than five (5) Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base

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Deficiency indicating the amount of the Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one (1) Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;
“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing First Lien Unitranche Bank Loans, and Performing First Lien Last Out Bank Loans.
“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one (1) month of the applicable date of determination.
“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.
“Value” means, with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12.
SECTION 5.14. Post-Closing Actions. The Borrower agrees that it will, and will cause each other Obligor to, complete each of the actions described on Schedule X as soon as commercially reasonable and by no later than the date set forth in Schedule X with respect to such action or such later date as the Administrative Agent may reasonably agree. All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified (or waived on a limited basis) to the extent necessary to give effect to the foregoing (and to permit the taking of the actions described in Schedule X within the time periods specified thereon), and, to the extent any provision of this Agreement or any other Loan Document would be violated or breached (or any non-compliance with any such provision would result in a Default or Event of Default hereunder) as a result of any such extended deadline, such provision shall be deemed modified (or waived on a limited basis) to the extent necessary to give effect to this Section 5.14.

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ARTICLE VI
NEGATIVE COVENANTS
Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Indebtedness, except:
(a)Indebtedness created hereunder or under any other Loan Document;

(b)Permitted Indebtedness and Special Longer Term Unsecured Indebtedness in an
aggregate amount that, in each case, taken together with Indebtedness permitted under clauses (a), (g), (i) and ~~(i)~~(m) of this Section 6.01, (1) does not exceed, at the time it is incurred, the amount required to comply with the provisions of Section 6.07(b) and (2) will not result in the Covered Debt Amount, at the time it is incurred, exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred or be continuing after giving effect to the incurrence of such Permitted Indebtedness or Special Longer Term Unsecured Indebtedness; provided that for purposes of compliance with clause (2) hereof, only the portion of Special Longer Term Unsecured Indebtedness consisting of Excess Special Longer Term Unsecured Indebtedness shall be included in the calculation of the Covered Debt Amount in accordance with the definition thereof.
(c)Other Permitted Indebtedness;

(d)Indebtedness of the Borrower to or from any other Obligor or Indebtedness of an
Obligor to or from another Obligor;
(e)repurchase obligations arising in the ordinary course of business with respect to
U.S. Government Securities;
(f)obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;
(g)other Indebtedness (including the amortizing portion of any Other Secured
Indebtedness or Unsecured Indebtedness in excess of 1% per annum described in the respective clause (i) of the definitions thereof) ~~in an aggregate amount~~, that, at the time incurred, together with all then outstanding Indebtedness incurred pursuant to this clause (g), does not ~~exceeding~~exceed the Additional Debt Amount ~~at any one time outstanding~~ and that, taken together with Indebtedness permitted under clauses (a), (b), (i) and (im) of this Section 6.01 (1) does not exceed, at the time it is incurred, the amount required to comply with the provisions of Section 6.07(b) and (2) will not result in the Covered Debt Amount, at the time it is incurred, exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred or be continuing after giving effect to the incurrence of such other Indebtedness;
(h)obligations (including Guarantees) in respect of Standard Securitization Undertakings;

(i) at any time, Shorter Term Unsecured Indebtedness in an aggregate principal

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amount not exceeding $100,000,000 at any one time outstanding that, taken together with Indebtedness permitted under clauses (a), (b), (g) and (~~g~~m) of this Section 6.01 (1) does not exceed, at the time it is incurred, the amount required to comply with the provisions of Section 6.07(b), and (2) will not result in the Covered Debt Amount, at the time it is incurred, exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred or be continuing after giving effect to the incurrence of such Shorter Term Unsecured Indebtedness;
(j) obligations of any Obligor under a Permitted SBIC Guarantee, any SBIC Equity
Commitment and analogous commitments by such Obligor with respect to any of its SBIC Subsidiaries;
(k) obligations arising with respect to Hedging Agreements, Credit Default Swaps and total return swaps entered into pursuant to Section 6.04(c) or (i); ~~and~~
(l) Indebtedness created under any Subscription Facility in an aggregate principal amount not exceeding the undrawn Capital Commitments (or similar defined term used for the purposes contemplated herein, in each case, as defined in the Borrower’s Third Amended and Restated Agreement and Declaration of Trust, dated as of August 13, 2019, as amended, restated, amended and restated, supplemented, renewed or otherwise modified from time to time) of its investors; and
(m) Indebtedness of the Borrower in respect of the 2020 Senior Unsecured Notes in an aggregate principal amount not exceeding $400,000,000 less the amount of such 2020 Senior Unsecured Notes incurred under clauses (g) and (i) of this Section 6.01 (it being understood and agreed that the 2020 Senior Unsecured Notes shall be deemed to have been issued pursuant to, and utilize the maximum amount of Indebtedness permitted by, clauses (g) and (i) of this Section 6.01 at the time of the incurrence of such 2020 Senior Unsecured Notes and this clause (m) shall be limited to the extent of the principal amount of such 2020 Senior Unsecured Notes not otherwise permitted by such clauses (g) and (i) of this Section 6.01), provided that the aggregate Indebtedness incurred under this clause (m), taken together with Indebtedness permitted under clauses (a), (b), (g) and (i) of this Section 6.01 (1) does not exceed, at the time it is incurred, the amount required to comply with the provisions of Section 6.07(b), and (2) will not result in the Covered Debt Amount, at the time it is incurred, exceeding the Borrowing Base, so long as no Default or Event of Default shall have occurred or be continuing after giving effect to the issuance of such 2020 Senior Unsecured Notes as incurred under this clause (m).

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SECTION 6.02. Liens. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)any Lien on any property or asset of the Borrower or another Obligor existing on the Effective Date and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any Subsidiary Guarantors (other than proceeds thereof or accessions thereto) and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except to the extent not prohibited hereunder;
(b)Liens created pursuant to the Security Documents;

(c)Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(d)Liens securing Indebtedness or other obligations ~~in an aggregate principal amount~~, that, together with all then outstanding Indebtedness and other obligations secured by Liens incurred pursuant to Section 6.01(g), does not ~~exceeding~~exceed the Additional Debt Amount at ~~any one~~the time ~~outstanding~~of the granting of such Lien (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 9.02(c) and/or Section 10.03 of the Guarantee and Security Agreement, or, if designated by the Borrower as “Designated Indebtedness” under the Guarantee and Security Agreement, may be secured on a pari passu basis by the Lien of the Security Documents), so long as at the time of the granting of such Lien, (i) the aggregate amount of Indebtedness of the Borrower does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) the Covered Debt Amount does not exceed the Borrowing Base;

EXHIBIT B
[Form of Borrowing Base Certificate]
BORROWING BASE CERTIFICATE FOR BLACKSTONE / GSO SECURED LENDING FUND
Monthly accounting period ended ____________, 20__
1.Reference is made to the Senior Secured Credit Agreement dated as of June 15, 2020 (as amended, restated, modified and supplemented and in effect from time to time, the “Credit Agreement”), between Blackstone / GSO Secured Lending Fund (the “Borrower”), the Lenders party thereto, and Citibank, N.A., as Administrative Agent and as Collateral Agent. Terms defined in the Credit Agreement are used herein as defined therein. The contents of this certificate are confidential and subject to Section 9.13(b) of the Credit Agreement.
1.Pursuant to Section 5.01(d) of the Credit Agreement, the undersigned, the _________________ of the Borrower, and as such a Financial Officer of the Borrower, hereby certifies on behalf of the Borrower that attached hereto as Annex 1 is (a) a complete and correct list as at the end of the monthly accounting period ended ______________, 20__ (the “Reference Date”) of all Portfolio Investments included in the Borrowing Base, indicating, in the case of each such Portfolio Investment, (i) the classification thereof for purposes of Section 5.13 of the Credit Agreement, (ii) the Value thereof as determined in accordance with Section 5.12 of the Credit Agreement, (iii) whether or not such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement), (iv) the Advance Rates (as adjusted pursuant to Section 5.13 of the Credit Agreement) applicable to each Portfolio Investment and (v) the Obligor holding such Portfolio Investment, and (b) a true and correct calculation (A) of the Borrowing Base as at the end of such monthly accounting period, (B) the ratio of the Gross Borrowing Base to the Combined Revolving Debt Amount, (C) (w) the quantity sold of any Portfolio Investment previously included in the Borrowing Base in such accounting period, (x) the value assigned to each such Portfolio Investment as of the prior accounting period, (y) the weighted average sale price of each such Portfolio Investment sold and (z) the variance between (x) and (y) and (D) the aggregate amount of all accrued paid-in-kind interest and all paid-in-kind interest collected, in each case, during such accounting period on Portfolio Investments included in the Borrowing Base.
IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of ______________, 20__.

BLACKSTONE / GSO SECURED LENDING FUND
By: ________________________________ Name: Title:
Name:
Title:

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Annex 1
List of Portfolio Investments included in the Borrowing Base
(see attached List of Portfolio Investments included in the Borrowing Base)

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Borrowing Base Calculations
Calculation of Borrowing Base Deficiency:

(1)	Total Borrowing Base:	$_________
(2)	Calculation of Covered Debt Amount:
	(a) Credit Exposure	$_________
	(b) Other Secured Indebtedness (including, without duplication, Designated Indebtedness)	$_________
	(c) Special Longer Term Unsecured Indebtedness (other than Excess Special Longer Term Unsecured Indebtedness)[1]	$_________
	(d) Unsecured Indebtedness[2]	$_________
	(e) Indebtedness incurred pursuant to Section 6.01(g)[3]	$_________
1 (x) Solely to the extent that such Special Longer Term Unsecured Indebtedness is within nine (9) months prior to the scheduled maturity or earlier redemption date of such Indebtedness or (y) to the extent any portion of such Special Longer Term Unsecured Indebtedness is subject to a contractually scheduled amortization payment, other principal payment or redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, such portion (and only to the extent of such portion) beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other principal payment or redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.
2 (x) Solely to the extent such Unsecured Indebtedness is within nine (9) months prior to the scheduled maturity or earlier redemption date of such Indebtedness or (y) to the extent any portion of such Unsecured Indebtedness is subject to a contractually scheduled amortization payment, other principal payment or redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, such portion (and only to the extent of such portion) beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other principal payment or redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.
3 To be calculated at 50% if such Indebtedness is Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes) and (x) solely to the extent that such Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness) is within nine (9) months prior to the scheduled maturity or earlier redemption date of such Indebtedness or (y) to the extent any portion of such Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness) is subject to a contractually scheduled amortization payment, other principal payment or redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, such portion (and only to the extent of such portion) beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other principal payment or redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.

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	(f) 50% of Indebtedness incurred pursuant to Section 6.01(i)[4]	$_________
(g) 50% of Indebtedness incurred pursuant to Section 6.01(m)[5]
	(h) LC Exposures fully cash collateralized or otherwise backstopped	($_________)
	(i) (i) Sum of (2)(a) plus (2)(b) plus (2)(c) plus (2)(d) plus (2)(e) plus (2)(f) plus (2)(g) minus (2)(h)	$_________
(3)	Available Borrowing Base (Borrowing Base Deficiency): (1) minus (2)(i)	$_________

4 (x) Solely to the extent that such Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness) is within nine (9) months prior to the scheduled maturity or earlier redemption date of such Indebtedness or (y) to the extent any portion of such Shorter Term Unsecured Indebtedness (including, for the avoidance of doubt, the 2020 Senior Unsecured Notes and any Excess Special Longer Term Unsecured Indebtedness) is subject to a contractually scheduled amortization payment, other principal payment or redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, such portion (and only to the extent of such portion) beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other principal payment or redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.
5 (x) Solely to the extent that the 2020 Senior Unsecured Notes are within nine (9) months prior to the scheduled maturity or earlier redemption date of such Indebtedness or (y) to the extent any portion of the 2020 Senior Unsecured Notes are subject to a contractually scheduled amortization payment, other principal payment or redemption (other than any conversion into Permitted Equity Interests) earlier than the scheduled maturity date of such Indebtedness, such portion (and only to the extent of such portion) beginning upon the date that is the later of (i) nine (9) months prior to such scheduled amortization payment, other principal payment or redemption and (ii) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed.

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Exhibit A to Annex 1
[Calculation of Adjustments to Advance Rates]
(a) Condition: If, as of the Reference Date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 5% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 4% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate:
[___] investments affected – see attached.
Adjustments: [_____]
(b) Condition: If, as of the Reference Date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 10% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0% or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 8% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%:
[___] investments affected – see attached.
Adjustments: [_____]
(c) Condition: If, as of the Reference Date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the

[[5460532]]

Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 25% figure shall be increased to 30%, (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 25%, or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%:
[____] investments affected – see attached.
Adjustments: [_____]
(d) Condition: If, as of the Reference Date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments included in the Borrowing Base in Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (ii) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments included in the Borrowing Base in Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments included in the Borrowing Base in Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments:
[____] investments affected – see attached.
Adjustments: [_____]
(e) Condition: The Advance Rate applicable to the Borrower’s investments in any Excluded Asset shall be 0%:
[_____] investments affected – see attached.
Adjustments: [_____]
(f) Condition: If, as of the Reference Date, (i)(A) the Gross Borrowing Base is less than 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Covered Debt Amount, (ii)(A) the Gross Borrowing Base is less than 1.5

[[5460532]]

times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 75% of the Covered Debt Amount or (iii)(A) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 25% of the Covered Debt Amount.
Aggregate Value of investments in Senior Investments: [_____] – see attached
Adjustments: [_____]

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Ratio of the Gross Borrowing Base to the Combined Revolving Debt Amount

(4)	Gross Borrowing Base:	$_________
(5)	Calculation of Combined Revolving Debt Amount:
	(a) Credit Exposure sum of:	$_________
	(i) Term Loans	$_________
	(ii) Dollar Loans	$_________
	(iii) Dollar LC Exposure	$_________
	(iv) Multicurrency Loans	$_________
	(v) Multicurrency LC Exposure	$_________
	(vi) Swingline Exposure	$_________
	(b) LC Exposures fully cash collateralized	($_________)
	(c) Sum of (2)(a) minus (2)(b)	$_________
(6)	Ratio of the Gross Borrowing Base to the Combined Revolving Debt Amount: Ratio of (1) to (2)(c)	_________